UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Experimental Station, Route
141 & Henry Clay Road,
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, Roy A. Whitfield provided notice of his intention to retire from the board of directors of Incyte Corporation (the “Company”) effective upon the submission to the board by the Nominating and Corporate Governance Committee of the board of a new director nomination.  The Company does not anticipate any such submission to be made prior to the 2013 Annual Meeting of Stockholders, so Mr. Whitfield has been nominated and is standing for re-election at the Annual Meeting.

Forward-Looking Statements

The statement above with respect to the anticipated timing of submission of a new director nominee to the board is a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that may cause actual results to differ materially, including the timing of any actions by the Nominating and Corporate Governance Committee of the board of directors. The Company disclaims any intent or obligation to update this forward-looking statement except to the extent required by law or regulations.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 17, 2013, the board of directors of the Company amended Article II, Section 6 of the Company’s bylaws (the “Bylaws”), to add a description of the position of Vice Chairman of the board.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Bylaws of the Company, as amended as of April 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013

INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel